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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                              FORM 8-K


                         CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 30, 1996

SYQUEST TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19674                                 94-2793941
(Commission File Number)      (IRS Employer Identification No.)


47071 Bayside Parkway, Fremont, California 94538
(Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code  (510) 226-4000


Not Applicable
(Former name or former address, if changed since last report.)
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            INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events


SyQuest's Announcement of Its Fiscal 1996 Fourth Quarter Results

          On December 30, 1996, SyQuest Technology, Inc. ("Registrant") announced a net loss of $10.4 million, or $1.29 per share, on net revenues of $44.8 million for the fourth quarter of fiscal 1996, which ended September 30, 1996. In the same period a year ago, Registrant had a net loss of $19.1 million, or $1.69 per share, on net revenues of $88.4 million. Registrant's results for fiscal 1996 are summarized in the press release attached hereto as
Exhibit 99.1.

Item 7.   Financial Statements and Exhibits

     c)   Exhibits

          99.1 Registrant's Press Release dated December 30, 1996

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SYQUEST TECHNOLOGY, INC.
                                    (Registrant)


Date: December 30, 1996            By    /s/ Edwin L. Harper
                                         Edwin L. Harper
                                         President and Chief
                                         Executive Officer